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                                   Exhibit 10

                        Consent of Independent Accountant


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PRICEWATERHOUSECOOPERS
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                                             PRICEWATERHOUSECOOPERS LLP
                                             203 North LaSalle Street
                                             Chicago, IL  60601-1210
                                             Telephone (312) 701 5500
                                             Facsimile (312) 701 6533




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 23 to the Registration Statement of Sentry Variable Account II (the "Account") on Form N-4 (File No. 2-87072) in the Statement of Additional Information of:

     (1) Our report dated February 10, 2000, on our audits of the financial statements of the Account; and

     (2) Our report dated February 18, 2000, on our audits of the statutory-basis financial statements of Sentry Life Insurance Company.

We also consent to the reference to our Firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Accountant" in the Statement of Additional Information.


s/ PricewaterhouseCoopers LLP



April 20, 2000